Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RSE COLLECTION, LLC", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2016, AT 5:23 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1893

6132752 8100
SR# 20165509665

Authentication: 202883999
Date: 08-24-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:23 PM 08/24/2016
FILED 05:23 PM 08/24/2016
SR 20165509665 – File Number 6132752

CERTIFICATE OF FORMATION
OF
RSE COLLECTION, LLC

FIRST: The name of the limited liability company is "RSE COLLECTION, LLC"

SECOND: The address of its registered office in the State of Delaware is 850 New Burton Road, Suite 201, in the City of Dover, Delaware 19904, in the County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

TIDRD: Members may be admitted in accordance with the terms of the Operating Agreement of the limited liability company.

FOURTH: Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the limited liability company, whether such series is now authorized and existing pursuant to the limited liability company agreement of the limited liability company (such agreement, as the same may be amended, modified, restated or supplemented from time to time, the "Operating Agreement") or is hereafter authorized and existing pursuant to the Operating Agreement, shall be enforceable against the assets associated with that particular series only, and not against the assets associated with any other series of the limited liability company (or against the assets of the limited liability company generally), and, subject to the terms of the Operating Agreement, none of the debts, liabilities, obligation and expenses incurred by, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of that particular series.

[Signature page follows.]